Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227501

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2020

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(To Prospectus dated September 24, 2018)

$                 % Senior Notes due 2030

This is an offering by Globe Life Inc. of $            aggregate principal amount of its    % Senior Notes due 2030 (the “notes”). Interest on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The notes will mature on August 15, 2030, unless earlier redeemed.

We may redeem some or all of the notes at any time prior to their maturity as described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. The notes will not have the benefit of any sinking fund.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding.

The notes are a new issue of securities with no established trading market. The notes are not and will not be listed on any securities exchange. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

An investment in the notes involves risks. Consider carefully the risks set forth under the caption “Risk Factors ” beginning on page S-6 of this prospectus supplement, as well as those in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total for Notes
Public offering price (1)		%	$
Underwriting discount (2)		%	$
Proceeds (before expenses) to Globe Life		%	$

(1)	Plus accrued interest, if any, from August , 2020 if settlement occurs after that date.
(2)	See “Underwriting (Conflicts of Interest).”

The underwriters expect to deliver the notes to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking S.A., on or about August    , 2020, which will be the third business day following the date of the pricing of the notes (T+3). See “Underwriting (Conflicts of Interest)—Settlement.”

Joint Book-Running Managers

BofA Securities	US Bancorp

Wells Fargo Securities

The date of this prospectus supplement is August    , 2020

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. In this prospectus supplement and the accompanying base prospectus, unless the context otherwise indicates, the terms “Globe Life,” “we,” “us” or “our” mean Globe Life Inc. and its consolidated subsidiaries.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus or contained in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of these securities in any state where the offer is not permitted. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer to sell the notes is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, as well as information we previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated in such documents by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties, including uncertainties related to the expected impact of the COVID-19 pandemic on our business operations, financial results and financial condition. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to:

•

Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from our assumptions;

•

Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);

•

Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;

•	Interest rate changes that affect product sales and/or investment portfolio yield;

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•

General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;

•	Changes in pricing competition;

•	Litigation results;

•

Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic);

•	The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

•	The customer response to new products and marketing initiatives;

•	Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;

•	Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;

•

The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. and state governments’ and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and

•	Our ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period as a result of the COVID-19 pandemic.

For a discussion of additional factors that could cause actual results to differ, please see the discussion under “Risk Factors” contained in this prospectus supplement and in other information contained in our publicly available SEC filings, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. You are cautioned not to place undue influence on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

WHERE YOU CAN FIND MORE INFORMATION

Globe Life is subject to the informational requirements of the Exchange Act, and in compliance with such laws Globe Life files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “GL”. Information about us, including our SEC filings, is also available at our Internet web site at www.globelifeinsurance.com. However, the information on, or accessible through, our Internet web site is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important

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information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or accompanying base prospectus. We incorporate by reference in this prospectus supplement and accompanying base prospectus the documents listed below:

•

Globe Life’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the information that is specifically incorporated by reference in such Form 10-K from Globe Life’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2020);

•	Globe Life’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	Globe Life’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020; and

•	Globe Life’s Current Reports on Form 8-K filed with the SEC on March 2, 2020, April 8, 2020, April 14, 2020, and May 4, 2020.

This prospectus supplement and accompanying base prospectus also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities made by means of this prospectus supplement and accompanying base prospectus. These documents contain important information about Globe Life and its finances. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus supplement and accompanying base prospectus to be modified or superseded to the extent that a statement contained in this prospectus supplement or accompanying base prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying base prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus, or the information incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate as of any date other than the date of this prospectus supplement, the accompanying base prospectus, the related free writing prospectus or the document from which such information is incorporated.

You may obtain a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website at www.globelifeinsurance.com (the information contained on, or accessible through, our website is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus):

Globe Life Inc.

3700 South Stonebridge Drive

McKinney, Texas 75070

Attention: Investor Relations Department

Tel: (972) 569-3627

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SUMMARY

This summary highlights important information about Globe Life Inc. and this offering. It does not contain all of the information that may be important to you in connection with your decision to invest in the notes. We encourage you to read this prospectus supplement and the accompanying base prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

GLOBE LIFE INC.

We are an insurance holding company that provides protection life and supplemental health insurance and related products. We were incorporated in Delaware on November 29, 1979. We are the ultimate parent company of Globe Life And Accident Insurance Company, American Income Life Insurance Company, Liberty National Life Insurance Company, United American Insurance Company and Family Heritage Life Insurance Company of America. Globe Life And Accident is a direct-to-consumer provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to working families. Liberty National is one of the oldest traditional insurers in the Southeast. United American is a consumer-oriented provider of supplemental life and health insurance. Family Heritage Life provides individual supplemental health insurance.

Effective August 8, 2019, Torchmark Corporation changed its corporate name to Globe Life Inc. The NYSE ticker was changed to “GL” on August 9, 2019. The name change is part of a brand alignment strategy which will enhance our ability to build name recognition with potential customers and agent recruits through the use of a single brand. The underwriting companies owned by Globe Life Inc. will continue to exist as legal entities, but over a period of time will go to market under the Globe Life name to leverage branding initiatives implemented at Globe Life And Accident Insurance Company in recent years.

Our principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and our telephone number is (972) 569-4000.

Recent Developments

On July 31, 2020, we paid the remaining principal balance of $82.5 million plus accrued and unpaid interest on our 5-year $100 million term loan with a maturity date of May 17, 2021 (the “100 million term loan”).

On August 5, 2020, a putative class and collective action litigation was filed against American Income Life Insurance Company and National Income Life Insurance Company in United States District Court for the Central District of California Contra Costa County Superior Court (Natalie Bell, Gisele Mobley, Ashly Rai, and John Turner v. American Income Life Insurance Company and National Income Life Insurance Company, Case No. 2:20-cv-07046). The lawsuit alleges that insurance agent trainees should have been classified as employees, and after contracting should have been classified as employees instead of independent contractors. All of the plaintiffs assert claims on behalf of a national class of all “similarly situated” individuals for minimum wage, overtime, liquidated damages, penalties, an accounting and attorney’s fees and costs under the Fair Labor Standards Act for the three years prior to February 13, 2020. Plaintiffs Bell and Rai are former California agents who also assert claims on behalf of a putative California class for the four years prior to February 13, 2020. They assert claims under (a) the California Labor Code for alleged meal and rest break violations, overtime, minimum wage, alleged failure to pay wages at the time of termination, expense reimbursement, and alleged failure to provide accurate wage statements; and (b) the California Business and Professions Code for alleged unfair competition. They also seek liquidated damages, penalties and attorney’s fees under California law. Plaintiff Turner is a former New York agent who asserts a claim on behalf of a putative New York class for the six years prior to February 13, 2020. He asserts a claim under the New York Labor Law for alleged failure to pay minimum wage and overtime, and for expense reimbursement. Plaintiff Mobley is a former Florida agent who asserts a claim on behalf of a putative Florida class for the five years prior to February 13, 2020. She asserts a claim under the Florida General Labor Regulations, including the Florida Minimum Wage Act, for alleged failure to pay minimum wage. All causes of action are asserted against both American Income and National Income. The litigation has not yet been served on either company. We have not yet had the opportunity to assess the amount and probability of any liabilities with respect to this matter.

On August 17, 2020, we paid $150 million of principal and interest on our 364-day $300 million term loan with a maturity date of April 8, 2021 (the “364-day term loan”), leaving approximately $150 million principal amount outstanding, which we plan to pay with a portion of the net proceeds from the sale of the notes.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying base prospectus.

Issuer	Globe Life Inc.

Notes Offered	$ aggregate principal amount of our % Senior Notes due 2030.

Maturity	The notes will mature on August 15, 2030, unless earlier redeemed.

Interest Rate	The notes will bear interest at the rate of % per year.

Interest Payment Dates	Interest on the notes will accrue from and including August , 2020, and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2021, to holders of record on the February 1 or August 1 preceding the relevant interest payment date.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our current and future indebtedness that is expressly subordinated in right of payments to the notes;

•	equally with all of our current and future unsecured indebtedness that is not so unsubordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to the current and future indebtedness and other liabilities of our subsidiaries (including trade payables).

As of June 30, 2020, our total consolidated indebtedness was $2.1 billion, of which an aggregate of $865.6 million was senior indebtedness and an aggregate of $0 million was secured indebtedness. As of June 30, 2020, our subsidiaries had $17.2 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

Our ability to pay principal and interest on the notes will be affected by the ability of our subsidiaries, our principal source of cash flow, to declare and distribute dividends to us. See “Risk Factors—Risks Related to the Offering—We and our subsidiaries have significant leverage and debt obligations. Payment on the notes will depend on dividends and distributions from our subsidiaries, and the notes will be structurally subordinated to the existing and future indebtedness and liabilities of our subsidiaries.”

Optional Redemption	At any time and from time to time prior to May 15, 2030 (three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes, in whole or in part, at our option at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed that would be due but for the redemption if such notes matured on the Par Call Date (excluding any portion of such payments of interest accrued and unpaid to, but excluding, the redemption date) discounted to the date of redemption as described in “Description of Notes—Optional Redemption,” plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

At any time and from time to time on or after the Par Call Date, the notes will be redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use a portion of the net proceeds from the sale of the notes to pay off the outstanding principal balance of $150 million on our 364-day term loan, plus accrued and unpaid interest to, but excluding, the date of repayment. We intend to use the remaining net proceeds for general corporate purposes, which may include additional capital investments in our insurance subsidiaries, additional holding company liquidity and the repayment of a portion of our outstanding commercial paper. See “Use of Proceeds” in this prospectus supplement.

Certain Covenants	The indenture governing the notes contains certain restrictive covenants that, among other things, will limit the ability of us or our subsidiaries to:

•	incur any indebtedness for borrowed money which is secured by a lien on the voting securities of any of our significant subsidiaries; and

•	issue, sell, assign, transfer or dispose of shares of capital stock of any of our significant subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of

Notes—Restrictive Covenants” in this prospectus supplement and under the heading “Description of Debt Securities” in the accompanying base prospectus.

Listing	We are not applying to list the notes on any securities exchange or to include the notes in any automated quotation system.

Denominations	The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee, Paying Agent and Registrar	The trustee, paying agent and registrar for the notes is Regions Bank.

Governing Law	The indenture and the supplemental indenture under which the notes are being issued and the notes will be governed by the laws of the State of New York.

Risk Factors	Your investment in the notes will involve risks. You should carefully consider the discussion of risks under “Risk Factors” beginning on page S-6 in this prospectus supplement and the other information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, before deciding to make an investment in the notes.

RISK FACTORS

Investing in the notes involves a number of risks. You should carefully consider the risks described below, as well as the risks, uncertainties and assumptions discussed in the accompanying base prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2020, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also note, however, that the business, financial condition, results of operations and prospects of Globe Life may have changed since the respective dates of those reports. In consultation with your own financial and legal advisors, you should carefully consider the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and pay special attention to the following discussion of risks before buying any of the notes.

Risks Related to the Offering

We and our subsidiaries have significant leverage and debt obligations. Payment on the notes will depend on dividends and distributions from our subsidiaries, and the notes will be structurally subordinated to the existing and future indebtedness and liabilities of our subsidiaries.

Globe Life is a holding company and conducts substantially all of its operations through, and substantially all of its consolidated assets are held by, subsidiaries; however, the notes are our obligations exclusively and not of our subsidiaries. The notes are not guaranteed by any of our subsidiaries. As a result, the notes are structurally subordinated to all debt and other liabilities of our subsidiaries.

As of June 30, 2020, our total consolidated indebtedness was $2.1 billion, of which an aggregate of $865.6 million was senior indebtedness and an aggregate of $0 million was secured indebtedness. As of June 30, 2020, our subsidiaries had $17.2 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

In addition, our ability to pay principal and interest on the notes is affected by the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends on their common stock and preferred stock held by us. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. For example, under certain state insurance laws, an insurance company generally may pay dividends only out of its unassigned surplus as reflected in its statutory financial statements filed in that state.

We can give no assurance that more stringent restrictions will not be adopted from time to time by states in which our insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by our insurance company subsidiaries without affirmative prior approval by state insurance regulatory authorities. In addition, we rely on our ability to increase our premiums based upon a number of factors including loss experience. Our inability to obtain approval of rate increases in a timely manner from state insurance regulatory authorities could adversely impact our business and the ability of our insurance subsidiaries to declare and distribute dividends. In addition, our results may vary from year to year on account of fluctuations in policy claims received by us. A significant increase in policy claims could adversely impact our business and the ability of our insurance subsidiaries to declare and distribute dividends.

In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of that subsidiary, including holders of life and health insurance policies and trade creditors, would be entitled to payment in full out of the assets of that subsidiary before we, as a shareholder, would be entitled to any payments. In addition, creditors of subsidiaries would have to be paid in full before our creditors, including holders of the notes, would be entitled to receive any payment from the assets of a subsidiary.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur additional secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

A ratings downgrade or other negative action by a ratings organization could adversely affect us as well as the liquidity and market value of the notes.

Various nationally recognized statistical rating organizations (“rating organizations”) publish credit ratings for us and our debt instruments. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner. These ratings are important to our overall ability to access certain types of liquidity. Downgrades of our credit ratings, or an announced potential downgrade, could have a material adverse effect on our financial condition and results of operations in many ways. These include limiting our access to capital markets, increasing the cost of debt, impairing our ability to raise capital to refinance maturing debt obligations, limiting our capacity to support growth of our insurance subsidiaries, and making it more difficult to maintain or improve the current financial strength ratings of our insurance subsidiaries.

Rating organizations also review the financial performance and condition of insurers, including our insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contract holder obligations. While ratings are not a recommendation to buy our securities, these ratings are important to maintaining public confidence in our subsidiaries’ insurance products, their ability to market their products and their competitive position. A downgrade or other negative action by a ratings organization with respect to the financial strength ratings of our insurance subsidiaries could adversely affect us in many ways, including the following: reducing new sales of insurance products; adversely affecting relationships with sales agents; increasing the number or amount of policy surrenders and withdrawals of funds; requiring a reduction in prices for our insurance products and services in order to remain competitive; and adversely affecting our ability to obtain reinsurance at a reasonable price, on reasonable terms or at all. A downgrade of sufficient magnitude could result in us, our insurance subsidiaries or both being required to collateralize reserves, balances or obligations under reinsurance agreements.

Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company’s control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating organizations may take, or what actions we may take in response to the actions of the rating organizations, which could adversely affect us and our subsidiaries, as well as the liquidity and market value of the notes.

The notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

There may not be an active trading market for the notes, and if a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices of the notes.

There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	terms related to the optional redemption of the notes;

•	outstanding amount of the notes;

•	the level, direction and volatility of market interest rates generally; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase the notes, the notes may subsequently trade at a discount to the price that you paid for them.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase any of the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

We may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

We may, at our option, redeem, in whole or in part, the notes at any time and from time to time at the applicable redemption price described herein under “Description of Notes—Optional Redemption.” In the event we choose to redeem any of the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

Risks Related to Our Business

We operate in a rapidly changing economic, financial and regulatory environment that presents numerous risks, many of which are driven by factors that we cannot control or predict. The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference into this prospectus supplement, highlight some of these risks. You should read our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors,” as well as the other documents incorporated herein by reference.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $            million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from the sale of the notes to pay off the outstanding principal balance of $150 million on our 364-day term loan, plus accrued and unpaid interest to, but excluding, the date of repayment. We intend to use the remaining net proceeds for general corporate purposes, which may include investing additional capital in our insurance subsidiaries, additional holding company liquidity and the repayment of a portion of our outstanding commercial paper. The 364-day term loan is unsecured, and interest on the 364-day term loan is computed and paid monthly at a rate of 162.5 basis points plus 1 month LIBOR, subject to a 1% LIBOR floor (2.625% as of the date of this prospectus supplement). The 364-day term loan is due in full on April 8, 2021.

Affiliates of certain underwriters in this offering are lenders under the 364-day term loan as described under “Underwriting (Conflicts of Interest)—Other Relationships.” As such, certain of the underwriters in this offering or their affiliates may receive 5% or more of the net proceeds of this offering, not including the underwriting discount. Any such underwriter would be considered to have a “conflict of interest” pursuant to FINRA Rule 5121. Consequently, this offering will be made in compliance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table presents the short-term debt and the unaudited summary capitalization of Globe Life and its consolidated subsidiaries as of June 30, 2020, on an actual basis and on an as adjusted basis to give effect to (i) the consummation of the offering of the notes, (ii) the repayment of our 364-day term loan with a portion of the net proceeds of this offering, and (iii) the July 31, 2020 repayment of the remaining $82.5 million principal amount of the $100 million term loan. You should read the following table in conjunction with the detailed information and financial statements appearing in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2020
(Dollar amounts in thousands, except share and per share data and footnotes)	Actual (unaudited)	As adjusted (unaudited)
Short-term debt:
Commercial paper(1)	$449,283	449,283
2.625% Term Loan(2)	299,293	—
1.424% Term Loan(1)	82,500	—

Total short-term debt:	831,076	449,283

Long-term debt:
7.875 % Senior Notes due 2023	164,831	164,831
3.800 % Senior Notes due 2022	149,250	149,250
4.550 % Senior Notes due 2028	544,031	544,031
% Senior Notes due 2030, offered hereby	—
6.125% Junior Subordinated Debentures due 2056	290,618	290,618
5.275% Junior Subordinated Debentures due 2057	123,374	123,374

Total Long-term debt	1,272,104

Shareholders’ equity:
Preferred stock, par value $1.00 per share; 5,000,000 shares authorized; 279,493 shares of 6.50% Series A Cumulative Preferred Stock and 71,368 shares of 7.15% Series A Cumulative Preferred Stock issued; 0 shares outstanding	—	—
Common stock, par value $1.00 per share; 320,000,000 shares authorized; 117,218,183 shares issued	117,218	117,218
Additional paid-in capital	528,060	528,060
Accumulated other comprehensive income	2,231,893	2,231,893
Retained earnings	5,838,930	5,838,930
Treasury stock, at cost (10,767,653 shares)	(867,732)	(867,732)

Total shareholders’ equity	7,848,369	7,848,369

Total capitalization	$9,951,549

(1)

We have a credit facility with a group of lenders allowing for unsecured revolving borrowings and stand-by letters of credit up to $750 million, which could be extended up to $1 billion. We may request the extension; however, that extension is not guaranteed. Up to $250 million in letters of credit can be issued against the facility. The facility serves as a back-up credit line for a commercial paper program under which commercial paper may be issued at any time, with total commercial paper outstanding not to exceed the facility maximum, less any letters of credit issued. Interest charged on the commercial paper program resembles variable rate debt due to its short term nature. Our balance of commercial paper outstanding at June 30, 2020 was $450 million. This facility was amended in May 2016 to extend the maturity date of the facility to May 2021. The amendment also allowed for an additional $100 million term loan to be issued under the facility rate structure. The $100 million term loan was issued during 2016 and has been repaid in quarterly escalating installments with a balloon payment of $75 million due in May 2021. Interest on the $100 million term loan is computed and paid monthly at 125 basis points plus 1 month LIBOR. On July 31, 2020, we paid the remaining principal balance of $82.5 million plus accrued and unpaid interest on the $100 million term loan. On or around August 20, 2020, we expect to enter into a new credit facility with a group of lenders allowing for unsecured revolving borrowings and stand-by letters of credit up to $750 million, which could be extended up to $1 billion on substantially the same terms as the existing credit facility with a maturity date of August 20, 2023, which can be extended for two additional one-year periods.
(2)

On April 9, 2020, we entered into the 364-day term loan and borrowed all $300 million on April 15, 2020. Interest on the 364-day term loan is computed and paid monthly at 162.5 basis points plus 1 month LIBOR, subject to a 1% LIBOR floor. The 364-day term loan is due in full on April 8, 2021. On August 17, 2020, we paid $150 million of principal and interest on our 364-day term loan. We intend to use a portion of the net proceeds from the sale of the notes to pay off the remaining $150 million principal balance of the 364-day term loan. Both prepayments are reflected in the as adjusted column.

DESCRIPTION OF NOTES

The notes will be issued under a second supplemental indenture to be dated on or about August    , 2020 (the “supplemental indenture”) between us and Regions Bank, as trustee (the “trustee”), to an indenture dated September 24, 2018 between us and the trustee (the “base indenture” and, together with the supplemental indenture, the “indenture”), which will be filed with the SEC.

The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Debt Securities” in the accompanying base prospectus. You should read the accompanying base prospectus and this prospectus supplement together for a more complete description of the indenture and the notes. In addition, the following description is only a summary of the material provisions of the notes and the indenture. We urge you to read the indenture because it, not this description, defines your rights as holders of the notes. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information.”

References to “we”, “us” and “our” in this “Description of Notes” refer only to Globe Life Inc. and not any of its subsidiaries. Capitalized terms used herein without definition shall have the meanings assigned thereto under “—Definitions.”

General

The notes constitute a separate series of senior debt securities for purposes of the indenture. The notes will be issued in an initial aggregate principal amount of $                . We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms, except for any differences in the issue price and interest accrued, if any, prior to the issue date of such additional notes; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers from the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture, except as set forth in the immediately preceding sentence.

The notes will mature on August 15, 2030. Interest on the notes will accrue from the date of original issuance, or the most recent interest payment date to which interest has been paid or duly provided for, and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2021, to the persons in whose names the notes are registered at the close of business on the February 1 or August 1 prior to the applicable interest payment date, at the annual rate set forth on the cover of this prospectus supplement. Interest payable upon redemption will be paid to the person to whom principal is payable. The amount of interest payable will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day,” with respect to any place of payment, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in such place of payment are authorized or obligated by law or executive order to close.

The notes will be redeemable by us at any time prior to maturity as described below under “—Optional Redemption.”

The notes will not provide for any sinking fund or permit holders to require us to repurchase the notes.

The notes will be issued only in book-entry form represented by one or more global securities and will be issued in denominations of $2,000 and integral multiples of $1,000 above that amount.

The notes will not be listed on any securities exchange. The notes will be a new issue of securities with no established trading market and there can be no assurance as to whether any market will develop, the liquidity of any markets that may develop or the prices at which holders would be able to sell the notes.

The indenture does not limit the amount of debt securities that we may issue and provides that we may appoint different trustees for different series of debt securities.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes will effectively rank junior to the current and future liabilities of our subsidiaries, and our ability to pay principal and interest on the notes will be affected by the ability of our subsidiaries, our principal source of cash flow, to declare and distribute dividends to us. The indenture governing the notes does not limit the amount of debt we or our subsidiaries may issue. As of June 30, 2020, we had $700.0 million (face value) of senior indebtedness outstanding.

The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our current and future indebtedness that is expressly subordinated in right of payments to the notes;

•	equally with all of our current and future unsecured indebtedness that is not so unsubordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to the current and future indebtedness and other liabilities of our subsidiaries (including trade payables).

As of June 30, 2020, our total consolidated indebtedness was $2.1 billion, of which an aggregate of $865.6 million was senior indebtedness and an aggregate of $0 million was secured indebtedness. As of June 30, 2020, our subsidiaries had $17.2 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

Our ability to pay principal and interest on the notes will be affected by the ability of our subsidiaries, our principal source of cash flow, to declare and distribute dividends to us. See “Risk Factors—Risks Related to the Offering—The notes are structurally subordinated to the indebtedness and liabilities of our subsidiaries, and our ability to pay principal and interest on the notes is limited by the amounts that our subsidiaries pay to us.”

Optional Redemption

At any time and from time to time prior to May 15, 2030 (three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes, in whole or in part, at our option at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed, and

(2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such notes to be redeemed that would be due if such notes matured on the Par Call Date, discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus        basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

At any time and from time to time on or after the Par Call Date, the notes will be redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Notice of any redemption will be electronically delivered or mailed to each holder of the notes to be redeemed at least 30 and not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee pro rata or by lot or by a method the trustee deems to be fair and appropriate; provided that, to the extent the notes to be redeemed are represented by one or more global securities, such notes shall be selected in accordance with the procedures of the depositary; provided further that the unredeemed portion of the principal amount of any note shall be in a denomination of not less than $2,000.

Restrictive Covenants

Limitations on Liens

As long as any of the notes are outstanding, we will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a Lien, other than a Permitted Lien, on any Voting Securities of any of our Significant Subsidiaries that is owned directly or indirectly by us or any of our subsidiaries, in each case whether owned at the date of the initial issuance of the notes or thereafter acquired, or any interest therein or any income or profits therefrom, unless the notes and, if we so elect, any other indebtedness of ours ranking at least on an equal basis with the notes, will be secured equally and ratably with, or prior to, such other indebtedness secured by such Lien until such time as such indebtedness is no longer secured by such Lien.

As of the date of this prospectus supplement, our Significant Subsidiaries are American Income Life Insurance Company, Globe Life and Accident Insurance Company and Liberty National Life Insurance Company.

Limitations on Sales of Capital Stock of Significant Subsidiaries

As long as any of the notes are outstanding, we will not and will not permit any of our subsidiaries to sell, assign, transfer or otherwise dispose of and will not permit any of our Significant Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of any Significant Subsidiary, unless:

(1) the entire Capital Stock of such Significant Subsidiary is disposed of in a single transaction or series of related transactions for consideration consisting of cash or property, which, in the good faith opinion of our Board of Directors, is at least equal to the fair market value of such Capital Stock;

(2) such issuance, sale, assignment, transfer or other disposition is to us or one or more of our other Significant Subsidiaries; or

(3) such issuance, sale, assignment, transfer or other disposition is required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any Significant Subsidiary.

Other Covenants

See also “Description of Debt Securities—Covenants,” “Description of Debt Securities—SEC Reporting,” and “Description of Debt Securities—Consolidation, Merger or Sale” in the accompanying base prospectus.

Events of Default

An Event of Default with respect to the notes is defined in the indenture as being:

(1) our failure to pay any installment of interest (or certain additional amounts described in the base prospectus, if any) on the notes for 30 days after the date payment is due;

(2) default in the payment of any principal of (or premium, if any, or, the redemption price, if applicable, on) the notes when due at maturity, on the relevant redemption date, by declaration of acceleration or otherwise;

(3) our failure to comply with any of the covenants or agreements in the indenture applicable to the notes which shall not have been remedied within a period of 60 days after receipt of written notice specifying such failure by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(4) a default under any of our other current or future indebtedness (or any indebtedness of one of our subsidiaries if we have guaranteed such indebtedness or are directly responsible or liable as obligor or guarantor) having a principal amount outstanding in excess of $100,000,000 (other than indebtedness which is non-recourse to us or any of our subsidiaries), which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after receipt of written notice specifying such default by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding and requiring such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “notice of default” under the indenture; and

(5) certain events involving bankruptcy, insolvency or reorganization of us or one of our Significant Subsidiaries.

The indenture provides that if an Event of Default shall have occurred and be continuing with respect to the notes, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount, premium, if any, of all of the notes and interest, if any, accrued thereon to be due and payable immediately; provided, however, that if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount, premium, if any, plus accrued and unpaid interest on the notes will become immediately due and payable without any action on the part of the trustee or any holder.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the notes before proceeding to exercise any right or power under the indenture at the request of the holders of the notes. The indenture also provides that the holders of a majority in principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on such trustee.

No holder of notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless: (1) the holder shall have previously given the trustee written notice of an Event of Default with respect to the notes, (2) the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made written request to the trustee to institute such proceeding as trustee, (3) the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (4) the trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice and (5) no direction inconsistent with such written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities under the indenture. However, any right of a holder of notes to receive payment of the principal of, premium, if any, on, and any interest on the notes and to institute suit for the enforcement of any such payment shall not be impaired without the consent of such holder.

The indenture contains a covenant that we will, within 120 days after the end of each fiscal year, file with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

See “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying base prospectus.

Modification and Amendment

See “Description of Debt Securities—Modification of the Indentures” in the accompanying base prospectus.

Governing Law

The indenture and the notes offered for sale by this prospectus supplement shall be governed by the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Trustee

The trustee for the issuance of the notes under the indenture is Regions Bank. We have entered, and from time to time may continue to enter, into banking or other relationships with Regions Bank or its affiliates. Currently, Regions Bank also serves as the trustee, registrar and paying agent for certain of our outstanding debt.

Book-Entry Procedures and Settlement

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates, referred to as “global notes.”

Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “United States depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the NYSE American, Intercontinental Exchange, and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the United States depositary for the Euroclear System.

We will only issue the notes in definitive certificated form if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that the depositary is no longer so registered;

•	an Event of Default has occurred and is continuing and beneficial owners representing a majority in principal amount of the notes advise the depositary to cease acting as depositary for such notes; or

•

we determine (subject to the procedures of DTC) not to have any of the notes represented by a global note; provided, however, we may not make such determination during the 40-day restricted period provided by Regulation S under the Securities Act or during any other similar period during which the notes must be held in global form as may be required by the Securities Act.

As long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:

•	will not be entitled to have the notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global notes and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective United States depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

The information in this section concerning the clearance and settlement procedures of DTC, Clearstream, Luxembourg and the Euroclear System for the transfer of notes has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for other capitalized terms used in this “Description of Notes” for which no definition is provided.

“Board of Directors” means our board of directors or any committee of our board of directors duly authorized to act for it.

“Capital Stock” means, with respect to any person, any and all shares of stock of a corporation, partnership interests, limited liability company interests, or other equivalent interests (however designated, whether voting or non-voting) in such person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such person, or any other participations, rights, warrants, options or other interests in the nature of an equity interest, including, without limitation, voting interests, in such person, including, without limitation, preferred stock and any debt security convertible or exchangeable into such equity interest.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of notes called for redemption, assuming for this purpose that the notes being redeemed matured on the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by us, of the Reference Treasury Dealer Quotations for that redemption date.

“Lien” means, with respect to any property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Permitted Lien” means:

(1)	Liens securing indebtedness owed by a Significant Subsidiary to another Significant Subsidiary or to us;

(2)	pledges or deposits under workers’ compensation or other similar laws and judgment Liens thereunder that are not currently dischargeable;

(3)	good faith deposits in connection with leases to which we or any Significant Subsidiary is a party;

(4)	deposits to secure our public or statutory obligations;

(5)

deposits in connection with obtaining or maintaining self-insurance or obtaining the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters;

(6)	deposits in litigation or other proceedings;

(7)

Liens created by or resulting from any judgments or awards against us or any of our Significant Subsidiaries with respect to which we are in good faith prosecuting an appeal or other review proceedings, or Liens incurred by us or any of our Significant Subsidiaries of for the purpose of obtaining a stay or discharge in the course of any litigation to which we are a party; or

(8)

Liens for taxes or assessments, governmental charges or levies not yet due or delinquent, or which can be paid thereafter without penalty, or which are being contested in good faith by appropriate proceedings.

“Primary Treasury Dealer” means a nationally recognized investment banking firm that is a primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means BofA Securities, Inc. and a Primary Treasury Dealer specified by us from time to time, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the notes called for redemption that would be due after the related redemption date but for that redemption, assuming for this purpose that the notes being redeemed matured on the Par Call Date (excluding any portion of such payments of interest accrued and unpaid to, but excluding, the redemption date); provided, however, that if such redemption date is not an interest payment date with respect to the notes called for redemption, the amount of the next succeeding scheduled interest payment on such notes will be reduced by the amount of interest accrued to such redemption date.

“Significant Subsidiary” means any subsidiary which is a “significant subsidiary” (within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect from time to time) of us.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Voting Securities” means, with respect to a person, Capital Stock of any class or kind or any other interest in a person, however designated, ordinarily having the power to vote for the election of directors, managers, trustees or other voting members of the governing body of such person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is not exhaustive of all possible tax considerations and is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (including proposed and temporary regulations), rulings, and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to notes that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases notes in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws, such as partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the notes as part of a “straddle,” “hedge,” “constructive sale,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451(b) of the Code, former citizens or residents of the United States, “controlled foreign corporations,” and “passive foreign investment companies.” This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U. S. federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a note that is neither a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) nor a “United States holder”, and “holders” refers to United States holders and non-United States holders.

If a partnership holds notes, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If a holder of notes is a partnership, such holder should consult with its own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of the notes.

Persons considering the purchase of the notes should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

United States Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to United States holders of a note.

Payments or Accruals of Interest

We expect, and this discussion assumes, that the notes will not be issued with more than a “de minimis” amount, if any, of original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, subject to the discussion below under “Optional Redemption”, stated interest on the notes will generally be includable in your income as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting for U.S. federal income tax purposes.

However, if the notes are issued with more than a de minimis amount of OID, you generally will be required to include such OID in your income as it accrues, regardless of your regular method of tax accounting, using the constant-yield-to-maturity method of accrual, generally before you receive any payment attributable to such income. The rules regarding OID are complex and you should consult your own tax advisor regarding their application to an investment in the notes.

Optional Redemption

We may redeem the notes, in whole or in part, at our option (see “Description of Notes—Optional Redemption”). In the case of such an optional redemption of the notes, we may be obligated to pay an amount in excess of 100% of the principal amount of the notes (plus accrued interest thereon). Treasury regulations relating to OID contain rules for determining the yield and maturity of debt instruments that are subject to certain options or other contingency payments. Pursuant to those regulations, we believe that we should not be deemed to exercise any option to redeem the notes and, thus, the existence of this option to redeem should not affect the calculation of the yield and maturity of the notes. The remainder of this summary assumes that this position is correct. Our position with respect to this payment contingency is binding on holders except for a holder that discloses its contrary position in the manner required by applicable Treasury regulations. Our position with respect to this payment contingency is not, however, binding on the Internal Revenue Service (the “IRS”), and if the IRS were to challenge such position, a United States holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a note.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of a note, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any amount realized that is attributable to accrued interest not previously included in the United States holder’s income, which portion of the amount realized will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the note. A United States holder’s adjusted tax basis in a note generally will be its initial purchase price. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the note has been held for more than one year. A United States holder who is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Net Investment Income Tax

If you are an individual, estate, or trust that does not fall into a special class of trusts that is exempt from such tax, you may be subject to a 3.8% tax on unearned income. For individuals, the 3.8% tax will be imposed on the lesser of (1) your “net investment income” and (2) your “modified adjusted gross income” over $200,000 (or

$125,000 for a married person filing separately or $250,000 for a married couple filing jointly). For estates and trusts, you will generally be subject to a 3.8% tax on the lesser of (1) the “undistributed net investment income” for the relevant taxable year and (2) the excess of your adjusted gross income for the taxable year over the amount at which the highest tax bracket for estates and trusts begins for such taxable year. For these purposes, your net investment income generally will include your interest on a note and your net gains from the disposition of the note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in a note.

Non-United States Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to non-United States holders of a note. Non-United States holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of a note.

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding:

(a) payments of principal (and premium, if any) and interest payments that are not effectively connected with the conduct by the non-United States holder of a trade or business within the United States, or a permanent establishment or fixed base maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax provided, in the case of amounts treated as interest, (i) such non-United States holder does not own, directly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) the non-United States holder is not a controlled foreign corporation within the meaning of section 957(a) of the Code that is related, directly or indirectly, to us through stock ownership; (iii) the non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or other applicable Form W-8; and (iv) such non-United States holder is not a bank or other financial institution which acquired the note in consideration for an extension of credit; and

(b) a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a note unless (i) that gain is effectively connected with such non-United States holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by such non-United States holder in the United States) or (ii) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition.

If an individual non-United States holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of a note, and certain other conditions are met, such holder will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of the note.

If you are a foreign estate or trust, you may be subject to the tax described above under the heading “Net Investment Income Tax.” You should consult your tax advisor regarding the applicability of such tax to your income or gain in respect of a note.

A non-United States holder that fails to provide the necessary documentation to avoid withholding but that is nevertheless eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

FATCA

Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” impose a withholding tax of 30% on payments of interest on the notes to certain foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. The FATCA withholding tax is applied separately from the general withholding tax, although any amount withheld under FATCA can generally be credited against the general withholding tax. You should consult your tax advisor regarding the possible implications of this legislation on your investment in the notes.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing the payor an IRS Form W-9, which includes a certification that the holder is not subject to backup withholding. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a note if the statement referred to in clause (a)(iii) of the second paragraph under the heading “Non-United States Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest paid with respect to the note held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes through the underwriters named below for whom BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite its name below

Underwriting	Principal Amount of Notes
BofA Securities, Inc.	$
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Us
Per 2030 note		%
Total	$

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession, discount or any other term of the offering may be changed.

We estimate that our expenses in connection with the offering of the notes, not including the underwriting discount, will be approximately $     and will be payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, from the date of this prospectus supplement up to and including the initial issuance date of the notes, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. For example, affiliates of BofA Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are participants in our existing credit facility. We expect to enter into a new credit facility on August 20, 2020, which will replace our existing credit facility. Affiliates of BofA Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are expected to be participants in our new credit facility. Affiliates of these underwriters will receive a portion of the net proceeds of this offering as a result of our repayment of our 364-day term loan as described in “Use of Proceeds.” See “—Conflicts of Interest.” They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters and their affiliates have a lending relationship with us as discussed above, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds,” we plan to use the net proceeds from the issuance of the notes to pay off the outstanding principal balance of and interest on the 364-day term loan. Affiliates of certain underwriters in this offering are lenders under this term loan as described above under “—Other Relationships.” As such, certain of the underwriters in this offering or their affiliates may receive 5% or more of the net proceeds of this offering, not including the underwriting discount. Any such underwriter would be considered to have a “conflict of interest” pursuant to FINRA Rule 5121. Consequently, this offering will be made in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

Selling Restrictions

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired any notes pursuant to an offer made under Section 275 of the SFA, except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA—The notes to be issued shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma. Certain legal matters relating to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated by reference in this prospectus supplement, and the effectiveness of Globe Life’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference herein. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer from time to time, in amounts, at prices and on other terms to be determined at the time of offering, senior or subordinated debt securities, preferred stock or common stock, depositary shares, warrants, purchase contracts, as well as units that include any of these securities or securities of other entities. This prospectus describes some of the general terms that may apply to these securities. We will provide more specific terms of the securities we may offer in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

Torchmark Corporation’s common stock is listed on the New York Stock Exchange under the symbol “TMK.” Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers, agents or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus or any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2018.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Torchmark,” “we,” “us” and “our” and similar terms are to Torchmark Corporation and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus relates to a registration statement filed by Torchmark with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of the securities being offered and that offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits to the registration statement, provides additional relevant information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our web site at www.torchmarkcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

ii

TORCHMARK CORPORATION

We are an insurance holding company that provides protection life and supplemental health insurance and related products. We were incorporated in Delaware on November 29, 1979. We are the ultimate parent company of Globe Life And Accident Insurance Company, American Income Life Insurance Company, Liberty National Life Insurance Company, United American Insurance Company, and Family Heritage Life Insurance Company of America. Globe Life And Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to working families. Liberty National is one of the oldest traditional insurers in the Southeast. United American is a consumer-oriented provider of supplemental life and health insurance. Family Heritage Life provides individual supplemental health insurance.

Our principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and its telephone number is (972) 569-4000. Our website is available at www.torchmarkcorp.com. The information contained on, or that can be accessed through, our website is not incorporated herein by reference and does not form a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Torchmark’s current view with respect to future events and financial performance. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or other comparable terminology. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from historical results or anticipated results. For a discussion of factors that could cause actual results to differ, please see the discussion contained in the applicable prospectus supplement and in other information contained in our publicly available SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made, and neither Torchmark nor any of our agents or dealers can give assurance that such statements will prove to be correct. Torchmark undertakes no obligation to update, review or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for Torchmark for each of the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2017	2018	2013	2014	2015	2016	2017

Ratio of earnings to fixed charges: (unaudited)
Excluding interest credited on deposit products	10.2x	10.8x	10.2x	11.1x	10.7x	10.0x	10.6x
Including interest credited on deposit products	6.4x	6.9x	6.0x	6.4x	6.3x	6.2x	6.6x

For purposes of computing these ratios, “earnings” represent consolidated income from continuing operations before income taxes and fixed charges. “Fixed charges” represent interest expense, including interest credited on deposit products where indicated, amortization of bond issue costs and that portion of rental expense deemed representative of the interest factor.

A ratio of earnings to combined fixed charges and preferred stock dividends is not presented as the results do not differ from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete. You should also read our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law. We have filed copies of the Certificate of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.

We have 325,000,000 shares of capital stock authorized, of which 320,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. As of September 19, 2018, we had 112,296,593 shares of common stock issued and outstanding (excluding treasury shares), and 350,862 shares of preferred stock issued and outstanding. All of our issued and outstanding shares of preferred stock are held by our wholly owned insurance company subsidiaries and are therefore not considered to be issued and outstanding for purposes of our consolidated financial statements.

No holders of our capital stock are entitled to preemptive rights.

Common Stock

Dividends. Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The issuance of dividends will depend upon, among other factors deemed relevant by the Board of Directors, our financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by our subsidiaries. There is no assurance that we will declare and pay any dividends.

Voting Rights. The holders of our common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets.

Other Rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights.

Miscellaneous. Any shares of common stock sold hereunder will be fully paid and nonassessable. The transfer agent and registrar for our common stock is EQ Shareowner Services. The common stock is listed on the New York Stock Exchange under the symbol “TMK.”

Preferred Stock

Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue a maximum of 5,000,000 shares of preferred stock. Our Board of Directors has the authority to determine or fix the rights, preferences, privileges and other terms and conditions with respect to shares of any series of preferred stock. The following is a general description of the terms of our preferred stock. The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement relating to such securities. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designations adopted by our Board of Directors or a duly authorized committee of our Board of Directors. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designations relating to such series. In all respects, regardless of series, the preferred stock will rank in preference to our common stock as to payment of dividends and as to distribution of our assets upon our liquidation, dissolution or winding up. Upon issuance against full payment of their purchase price, shares of preferred stock will be fully paid and nonassessable.

Dividends. Holders of a series of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors out of any funds legally available for that purpose, dividends in cash at such rates, payable on such dates in each year and in respect of such dividend periods, as stated in our Certificate of Incorporation or the certificate of designations for that series of preferred stock, before any dividends may be declared, paid or set apart for payment upon the common stock or any other class of stock ranking junior to that series of preferred stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the designated dividend amounts has been declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with that particular series with respect to the payment of dividends. Dividends on preferred stock may be either cumulative or noncumulative.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices plus accrued dividends, out of our available assets, in preference to the holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up.

Redemption and Conversion. Each series of preferred stock will be subject to redemption, if applicable, on such terms, at such prices and on such dates as may be set forth in the applicable certificates of designations. The preferred stock will not be convertible.

Voting Rights. The holders of the preferred stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Torchmark’s Certificate of Incorporation, including the certificates of designations creating the various series of such stock. Voting rights of the preferred stock is noncumulative.

Outstanding Preferred Stock

As of September 19, 2018, Torchmark had 350,862 shares of Cumulative Preferred Stock, Series A, issued and outstanding, of which 279,493 shares are 6.50% Cumulative Preferred Stock, Series A, and 71,369 shares are 7.15% Cumulative Preferred Stock, Series A (collectively, the “Series A Preferred Stock”). All of our issued and outstanding shares of Series A Preferred Stock are held by our wholly owned insurance company subsidiaries.

Holders of the Series A Preferred Stock are entitled to receive, if, when, and as declared by our Board of Directors out of legally available assets, cumulative cash dividends at the stated percentage per annum of the face value, which face value is equal to $1,000 per share of Series A Preferred Stock. These dividends are payable semi-annually in arrears (on each June 30 and December 31 with respect to the 6.50% Series A Preferred Stock, and on each May 15 and November 15 with respect to the 7.15% Series A Preferred Stock). When dividends are not paid in full upon the Series A Preferred Stock and any other parity stock, dividends upon such stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations on such parity stock, bear to each other. In the event that full cumulative semi-annual dividends have not been declared and paid or set apart for payment, we may not declare or pay dividends on or repurchase or redeem our common stock or any other stock ranking junior to the Series A Preferred Stock, except that dividends may be paid in shares, options, warrants or rights. No interest will be payable in respect of any dividend payment that may be in arrears.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of $1,000 per share, plus any accrued and unpaid dividends, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors.

We may, at the option of our Board of Directors, redeem the Series A Preferred Stock in whole or in part, in multiples of $1,000,000, at the redemption price of $1,000 per share plus any accrued and unpaid dividends, without interest; provided, however, that we may not redeem less than all of the outstanding Series A Preferred Stock unless full cumulative dividends have been paid for all past dividend periods. Notwithstanding our right to redeem the Series A Preferred Stock, we have no obligation to repurchase or otherwise retire the Series A Preferred Stock by sinking fund or otherwise.

Holders of our Series A Preferred Stock do not have any voting rights and are not entitled to elect any directors, except as required by law and as further described below.

If, on the date used to determine stockholders of record for any meeting of stockholders at which directors are to be elected, we have failed to pay, or declare and set aside for payment, full dividends on the Series A Preferred Stock or any other class or series of parity stock for three semi-annual dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock, voting together as a single and separate class with the holders of all outstanding parity stock, will have the right to elect two directors to our Board of Directors, and such right will continue until all dividend payments have been declared and paid or set apart for payment. If and when all rights of holders of our Series A Preferred Stock and parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stockholders under this provision shall immediately terminate. Until all dividend payments have been declared and paid or set apart for payment, any director who has been elected as described above can be removed, at any time, with or without cause, only by the holders of a majority of the Series A Preferred Stock and parity stock entitled to elect such director, at a special meeting of those stockholders called for that purpose, and any vacancy may be filled by a vote of such holders.

So long as any shares of our Series A Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series A Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series A Preferred Stock and entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•

the authorization, creation or issuance of, or increase in the authorized amount of, any series of preferred stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•

any amendment, alteration or repeal of any provision, whether by merger, consolidation or otherwise, of our Certificate of Incorporation that would adversely affect the preferences, rights, powers or privileges of the Series A Preferred Stock.

If an amendment, alteration or repeal described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock, and the affirmative vote or consent of at least two-thirds of the holders in such class shall be required to approve such amendment, alteration or repeal. Our Certificate of Incorporation may be amended to increase the number of authorized shares of common stock or parity or junior preferred stock without the vote of the holders of the outstanding Series A Preferred Stock.

Notwithstanding the foregoing description of voting rights, for as long as the shares of Series A Preferred Stock are owned by our insurance company subsidiaries or any other majority-owned subsidiary, such shares have no voting rights under Delaware law.

Holders of the Series A Preferred Stock have no right to convert such shares into, or exchange them for, shares of any other class or classes or any other series of our capital stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware Law

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined for purposes of Delaware law as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•

prior to an interested stockholder becoming such, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Torchmark; or

•

at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of Our Certificate of Incorporation and Bylaws

The summary below describes certain provisions of our Certificate of Incorporation and Bylaws which may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our Board of Directors but that a stockholder might consider to be in such stockholder’s best interest.

Number of Directors; Filling Vacancies; Removal of Certain Directors. Our Bylaws provide that the number of directors shall consist of not less than seven nor more than 15 persons, with the exact number to be fixed by a majority vote of the entire Board of Directors. Furthermore, our Bylaws provide that any vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), or if all directors have been removed, by a majority vote of the stockholders. Accordingly, absent an amendment to the Bylaws, our Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder’s own nominees. Our directors stand for election at our annual meetings of stockholders for one-year terms, expiring at the next succeeding annual meeting of the stockholders. All directors are elected on an annual basis and each director holds office until his or her successor has been elected and qualified. All directors may be removed by a majority of the outstanding voting stock with or without cause.

Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders can be called only by our Board of Directors by a resolution adopted by a majority of the Board of Directors or upon the written request of holders of 25% of the total voting power of the outstanding stock entitled to vote on the matter or matters proposed to be brought before the proposed special meeting, subject to compliance with certain procedural requirements. Additionally, the business permitted to be conducted at any special meeting of stockholders called by the Board of Directors is limited to the business brought before the meeting by the Board of Directors.

The provisions of our Bylaws permitting special meetings to be called only at the request of a majority of the Board of Directors or upon the written request of holders of 25% of our common stock may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions. Our Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our Bylaws provide that only persons who are nominated by or at the direction of our Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as our directors. Our Bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our Board or by a stockholder in compliance with the procedures in our Bylaws. A stockholder must give timely written notice to our secretary of such stockholder’s intention to present a matter before an annual meeting of the stockholders.

The advance notice procedures may have the effect of precluding the conduct of certain business at a meeting, including nominations of director candidates, if proper notice is not provided. Additionally, these provisions make it more difficult and time-consuming to bring a matter before our stockholders without the consent of our Board, and thus reduce our vulnerability to an unsolicited takeover proposal.

Issuance of Additional Preferred Stock. Our Certificate of Incorporation authorizes the Board of Directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the Board of Directors, including voting, dividend, redemption, liquidation and conversion rights, may delay, discourage or prevent a change in control of Torchmark. For example, the Board of Directors has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock with preferential voting rights to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

Amendment of Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to alter, amend or repeal our Bylaws, or adopt new Bylaws, by an affirmative vote of a majority of the Board of Directors. Our stockholders may also alter, amend and repeal our Bylaws, or adopt new Bylaws.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. We may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Torchmark and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the Indentures described below.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Any Senior Debt Securities we offer will be issued under an Indenture dated September 24, 2018 between us and Regions Bank, as trustee (the “Senior Indenture”). The Senior Indenture is filed herewith as Exhibit 4.1. We have the authority to appoint an additional trustee with respect to each series of Senior Debt Securities issued under the Senior Indenture.

The Senior Debt Securities will rank on an equal basis with all of our other unsecured debt except any of our subordinated indebtedness.

Any Subordinated Securities we offer will be issued under a separate Junior Subordinated Indenture dated November 2, 2001, between Torchmark and Regions Bank (as successor trustee to both The Bank of New York Mellon Trust Company, N.A. and The Bank of New York) (as amended by that First Supplemental Indenture dated September 24, 2012, the Second Supplemental Indenture dated April 5, 2016, and the Third Supplemental Indenture dated November 17, 2017, the “Junior Indenture,” and together with the Senior Indenture, the “Indentures”). The Junior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities. All capitalized terms not defined herein have the meanings specified in the Indentures.

General Terms of The Indentures

The debt securities will be unsecured general obligations of the Company. The Indentures do not limit the amount of debt securities that we may issue. The Indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.

We may issue the debt securities issued under the Indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” (“OID”) because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the designation, the aggregate principal amount and the authorized denominations;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•

if the amounts of payments of principal or interest are to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect to them;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us;

•	the trustee with respect to the securities of the series;

•

if issued in the form of one or more global securities, the depositary with respect to such global security or securities and the circumstances under which any such global security may be exchanged for securities registered in the name of a person other than the depositary; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt, including our Senior Debt Securities and Senior Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Junior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt, including our Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange, if any, will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the Senior Debt Securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, including indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

SEC Reporting

We will file with the SEC copies of annual reports, quarterly reports and other documents which we are required to file pursuant to Section 13 or 15(d) of the Exchange Act, and we will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of our debt securities. We will also file additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Indentures as may be required from time to time by the rules and regulations of the SEC.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations under the debt securities and the Indentures. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under either of the Indentures, and no event which, after notice or lapse of time or both, would become an event of default under either of the Indentures, has happened and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the Indentures, we will be discharged from all our obligations under the debt securities and the Indentures except in limited circumstances.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities and except as described above under “—Consolidation, Merger or Sale,” the debt securities will not contain any provisions which may afford holders of such securities protection in the event we have a change in control or in the event of a highly leveraged transaction(whether or not such transaction results in a change in control).

Events of Default

The term “Event of Default,” when used in the Indentures, unless otherwise indicated, means any of the following:

•	failure to pay interest (or certain additional amounts, if any) for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	failure to make sinking fund payments after the date payment is due and payable;

•

failure to comply with any of the covenants or agreements in the Indentures applicable to a series of debt securities for 60 days after receipt of written notice specifying such failure by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of such series and requiring it to be remedied and stating that such notice is a “notice of default” under the Indentures;

•

in the case of the Senior Indenture, a default under any of our current or future indebtedness (or any indebtedness of one of our subsidiaries if we have guaranteed such indebtedness or are directly responsible or liable as obligor or guarantor) having a principal amount outstanding in excess of $100,000,000 (other than indebtedness which is non-recourse to us or any of our subsidiaries), which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after receipt of written notice specifying such default by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a series and requiring such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “notice of default” under the Senior Indenture;

•

in the case of the Junior Indenture, a default under any of our current or future indebtedness in an aggregate principal amount then outstanding of $10,000,000 or more, which default (i) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not be paid in full within a period of 30 days after there has been given by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a series written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such indebtedness and stating that such notice is a “notice of default” under the Junior Indenture; provided, however, that if such default under such agreement or instrument is remedied or cured by us or waived by the holders of such indebtedness, then such Event of Default under the Junior Indenture shall be deemed likewise to have been thereupon remedied, cured or waived without further action; provided, further, that the foregoing shall not apply to any secured indebtedness under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of the total assets of us and our consolidated subsidiaries at the time of the default; or

•	certain events involving bankruptcy, insolvency or reorganization of Torchmark or, in the case of the Senior Indenture, Torchmark or one of its significant subsidiaries.

If an Event of Default involving any series of debt securities has occurred and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount, accrued and unpaid interest, premium, if any, the redemption price or make-whole amounts, if applicable, and any additional amounts, if any, of all of the outstanding debt securities of such series to be due and payable immediately; provided, however, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount, interest, premium, if any, the redemption price or make-whole amounts, if applicable, and any additional amounts on the debt securities of such series will become immediately due and payable without any action on the part of the trustee or any holder.

Within 90 days after the occurrence of any default with respect to any series of debt securities, the trustee shall transmit to all holders of such series of debt securities, notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any debt securities (or additional payments under the Senior Indenture), the trustee shall be protected in withholding such notice if and so long as, in the case of the Junior Indenture, the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee, or, in the case of the Senior Indenture, the responsible officers of the trustee, in good faith determine that the withholding of such notice is in the interests of the holders of such series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indentures.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to transfer beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indentures. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the Indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indentures.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indentures, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we, the trustee nor any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an Event of Default involving any series of debt securities has occurred and is occurring, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under each of the Indentures as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities, plus additional amounts payable, if any, under the Senior Indenture and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified by a nationally recognized firm of independent public accountings to be enough to pay at maturity, or upon redemption, the principal, premium, if any, make-whole amounts, if any, and interest on all outstanding debt securities of the series, plus additional amounts payable, if any, under the Senior Indenture and any mandatory sinking fund payments;

•

such deposit, defeasance or covenant defeasance will not result in a breach under either Indenture or any other agreement (or material agreement under the Senior Indenture) we are a party to or by which we are bound (and shall not cause the trustee to have a conflicting interest with respect to any of our debt securities);

•

we deliver to the trustee an opinion of counsel from a law firm qualified to give such opinion to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, make-whole payments, if any, additional amounts, if any, and interest payments on the series of debt securities, which opinion, in the case of defeasance, must be based upon a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date of this prospectus such that a ruling is no longer required;

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance (as the case may be) have been complied with and, in the case of Senior Debt Securities, an opinion of counsel to the effect that either registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing such deposit or all necessary registrations under such Act have been effected;

•

in the case of Senior Debt Securities, no event or condition shall exist and be continuing on the date of the deposit (or the 91st day following the deposit with respect to certain bankruptcy related defaults); and

•	in the case of Subordinated Securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date or, in the case of covenant defeasance under the Junior Indenture, on the 61st day after the deposit date.

Although we may discharge or decrease our obligations under the Indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

The Indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of debt securities;

•	add any additional events of default under the Indentures;

•

with respect to the Senior Indenture, to add to or change any of the provisions of the Senior Indenture to provide that bearer securities may be registrable as to principal, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of Senior Debt Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of such series and any related coupons or any other series of Senior Debt Securities in any material respect;

•

change or eliminate provisions of the Senior Indenture, provided such change or elimination will either only become effective after all then current outstanding debt securities are no longer outstanding, or will not apply to any series of debt securities created prior to the execution of such supplemental indenture and will not modify the rights of the existing holders of such securities;

•	secure any series of debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•

with respect to the Senior Indenture, to make provision for the conversion or exchange rights of holders of a series of Senior Debt Securities, including providing for the conversion or exchange of such series into any of our securities or property; provided in each case that any such action shall not adversely affect the interests of the holders of such series and any related coupons or any other series of Senior Debt Securities in any material respect;

•

to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in the Indentures, or to make any other provisions with respect to matters or questions arising under the Indentures which shall not be inconsistent with the provisions of the Indentures or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of any series of debt securities and any related coupons, in the case of Senior Debt Securities, in any material respect;

•

with respect to the Senior Indenture, close the Senior Indenture with respect to the authentication and delivery of additional series of Senior Debt Securities or to qualify, or maintain qualification of, this Indenture under the Trust Indenture Act;

•	with respect to the Senior Indenture, provide for or add or remove guarantors with respect to the Senior Debt Securities of any series;

•

with respect to the Senior Indenture, conform any provision contained in the Senior Indenture or any supplement or supplemental indenture thereto to the descriptions of Senior Debt Securities set forth in this “Description of Debt Securities” or the descriptions of such series of Senior Debt Securities contained in any final prospectus supplement or offering memorandum relating to such senior debt securities under the heading “Description of Notes” or similar; or

•	with respect to the Senior Indenture, make any change that does not adversely affect the rights or interests of any holders of any series of debt securities.

Each of the Indentures also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt permitted of all series of Senior Debt Securities and Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of any debt security;

•	reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any premium or amount payable upon redemption or alter or waive the redemption date;

•	change any obligation to pay any additional amounts, if any;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	modify the subordination provisions of the junior subordinated debt securities in a manner adverse to the holders thereof;

•

reduce the percentage of debt securities of any series, the consent of whose holders is required, for any modification of the Indenture or for any waiver compliance with any covenant or default under certain provisions of the Indentures, or reduce the requirements for quorum or voting;

•	with respect to the Senior Indenture, modify any of the amendment or waiver provisions that require each holder’s consent, including waiver of any payment default;

•

with respect to the Senior Indenture, make any change that adversely affects the right to convert or exchange any Senior Debt Security or decrease the conversion or exchange rate or increase the conversion or exchange price of any Senior Debt Security; or

•	with respect to the Senior Indenture, adversely affect the ranking of any Senior Debt Securities.

No Personal Liability

No recourse under or upon any obligation, covenant or agreement contained in the Indentures, in any debt securities or coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, officer or director, as such, of us or of any successor, either directly or through us or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the debt securities by the holders thereof and as part of the consideration for the issue of the debt securities.

Concerning the Trustee

Regions Bank is the trustee under both Indentures. We may also maintain banking and other commercial relationships with Regions Bank and its affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of the trustee, should it become a one of our creditors, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. A trustee under the Indentures will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign. In addition, the trustee is under no obligation to exercise any of the rights or powers given it by the applicable Indenture at the request or direction of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might occur in compliance with such request or direction.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the warrants are exercisable;

•	the currency or currencies, including composite currencies, in which the warrants are exercisable;

•	the date or dates on which the right to exercise the warrants commence and expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the periods during which and places at which such warrants are exercisable;

•	the exchanges, if any, on which such warrants may be listed;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights, if any, of the stock purchasable upon such exercise.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. You should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units being offered hereby in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; and

•	directly by us to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us and/or the Trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units, on an exchange, but we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by McAfee & Taft A Professional Corporation.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated by reference in this prospectus, and the effectiveness of Torchmark’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference herein. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “TMK.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our web site at http://www.torchmarkcorp.com. The information on our web site is not part of this prospectus.

This prospectus is a part of the registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Torchmark, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to incorporate by reference information that we file with the SEC into this prospectus. This means we can disclose important information to you by referring you to other documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)

Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2017 (including the information that is specifically incorporated by reference in such Form 10-K from Torchmark’s Definitive Proxy Statement on Schedule 14A filed on March 19, 2018);

(2)	Torchmark’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

(3)	Torchmark’s Current Reports on Forms 8-K filed with the SEC on March 1 and May 2, 2018 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on May 16, 2018).

(4)	The description of Torchmark’s common stock contained in a Form 8-K filed with the SEC on June 29, 2012, as amended or updated; and

(5)	All filings made by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations Department, Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 (telephone 972-569-3627).

$             % Senior Notes due 2030

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Securities	US Bancorp

Wells Fargo Securities

August     , 2020